Exhibit 10.m




                                  EXHIBIT 10(m)

                        EXHIBIT A TO EMPLOYMENT AGREEMENT
                                     BETWEEN
                            DETOMASO INDUSTRIES, INC.
                                       AND
                          GIOVANNI AVALLONE (EXECUTIVE)



                    The following numbered paragraphs correspond to the numbered paragraphs of the Employment Agreement to which this Exhibit A is attached.

          1(a) The Executive shall be employed as Director in Special Projects and Merchant Banking Group to perform such duties commensurate with such office as the President shall reasonably direct him to perform, which duties shall be consistent with the provisions of the ByLaws in effect on the date hereof. The Executive shall report to the President of the Company. The Executive's employment hereunder shall be on a part-time basis, subject to his other business interests. If the Executive becomes available on a full time basis then it is expected that the Company and the Executive will negotiate an amendment to this Employment Agreement, with appropriate adjustment to the compensation payable hereunder. The Executive shall also perform such services for the Company's subsidiaries, consistent with the foregoing level of responsibility, as may, from time to time, be designated by the Company.

          1(b) Executive further agrees to accept election and to serve during all or any part of the Term as a director of the Company if elected to such position by the shareholders of the Company, and of any direct or indirect subsidiary of the Company if elected to such position by the Company, without any compensation therefor other than that specified in this Agreement. The Company shall use its best efforts to cause Executive to be elected as a director of the Company during the Term and shall include him in the management slate for election as a director at every shareholders meeting during the Term at which his term as a director would otherwise expire.

          2. The initial period of the Term shall be three (3) years commencing on the Effective Date.

          3(a) The Executive's base salary shall be at an annual rate of Lit. 50,000,000.

          7(c)(3) If, on December 31, 1996 the Company's common stock is not "publicly traded" (which shall mean that the common stock is included in the NASDAQ interdealer quotation system, Small Capitalization or National, or listed on a U.S. stock exchange), then unless on or before December 31, 1996, the Company has filed such documents and/or taken such other action as is necessary to cause such common stock to resume being publicly traded, the Company may, at its option, terminate the Executive's employment hereunder by notice

                                                                         Page 2
                                                               November 1, 1995




thereof given not later than January 31, 1997, such termination to be effective as of April 30, 1997; provided that the foregoing shall not apply if the Company has "gone private" (as provided in Rule 13e-3 of the Rules and Regulations under the Securities Exchange Act of 1934). If, during the 20 trading days preceding December 31, 1997, the average of the last sale prices of the Company's common stock as quoted on the NASDAQ interdealer quotation system or as reported by any U.S. stock exchange on which the Company's common stock is listed, is less than $12.50 per share, then the Company may, at its option, terminate the Executive's employment hereunder by notice thereof given not later than January 31, 1998, such termination to be effective on October 31, 1998; provided that if between the date hereof and December 31, 1997 the Company shall (i) pay a dividend in common stock or make a distribution in common stock, (ii) subdivide its outstanding common stock, (iii) combine its outstanding common stock into a smaller number of shares of common stock, (iv) effect any increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, or (v) issue by reclassification of its common stock other securities of the Company, then such average quoted or listed last sale price shall be adjusted to such per share price as would have been applicable had the events described in clauses (i), (ii) (ii), (iv) and (v) not occurred. The provisions of paragraph 5 (Non-competition and Non-Interference) and of paragraph 8 (Salary Continuation) shall not be applicable to an employment termination under this paragraph 7(c)(3).

         14.      Notices to the Executive:

                  Giovanni Avallone
                  [home address]

                  Telephone:
                  Fax:



                                       2